EXHIBIT 10.1


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is entered into and is effective this 28th day of June 2001 by and among Elysio Capital Corp., a Delaware corporation ("Elysio"), Net Master Consultants, Inc., a Texas corporation ("NMC") and Smart Card Technologies Co., Ltd., a Japanese limited liability company ("SCT").

                                   WHEREAS:

     A. NMC acknowledges and agrees that it has received the sum of Six Hundred Eighty Thousand Dollars ($680,000) (the "Loaned Funds") from Elysio pursuant to the terms of that certain Loan Agreement, Security Agreement, and Promissory Note (all of which dated
          December 29, 2000) (collectively, as the "Loan Documents") as entered into between NMC and Elysio and which provides that the parties thereto contemplated that Elysio would loan up to Three Million Dollars ($3,000,000) to NMC. A copy of the Loan Documents is attached hereto as Exhibit A.

     B. NMC acknowledges and agrees that prior to this Agreement and in accordance with the Loan Documents, it is indebted to Elysio in the principal amount of the Loaned Funds.

     C. NMC and SCT are parties to certain agreements and understandings, both oral and written (collectively, the "Understandings"), which resulted in NMC transferring the sum of Six Hundred Thousand Dollars ($600,000) to SCT in exchange for NMC acquiring all right, title, and interest to certain technology developed and owned by SCT (the "SCT Technology") and in accordance with the terms of the promissory note (dated November 20, 2000) issued to NMC by SCT (the "SCT Note") and which provides that the parties thereto contemplated that NMC would loan up to Two Million Five Hundred Thousand Dollars ($2,500,000) to SCT. A copy of the Understandings, the SCT Note and the documents identified as "Collateral" in the Security Agreement (the "Collateral") is attached hereto as Exhibit B.

     D. Subject to the terms and conditions of this Agreement, Elysio acknowledges and agrees and by this Agreement it hereby accepts NMC's assignment of all of its right, title, and interest to the SCT Technology, the Collateral, and the SCT Note as provided by
          Section 1.0 of this Agreement in payment of Six Hundred Thousand Dollars ($600,000) due Elysio under the terms of the Loan Documents.

     E. NMC warrants and represents that as of the date of this Agreement it has not assigned or transferred any of its rights to the SCT Technology, the Collateral and the SCT Note. Further, to the best knowledge of NMC, the SCT Technology, the Collateral, and the SCT Note as transferred and assigned to Elysio under this Agreement is free from any known claims of any third party.

     F. Subject to the terms and conditions of this Agreement, SCT consents to the assignment of the SCT Technology, the Collateral, and the SCT Note by NMC to Elysio and SCT further agrees to render and perform all obligations recited in the SCT Note to Elysio.

                  NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.0 ASSIGNMENT OF RIGHTS BY NMC. In consideration of NMC's assignment of all of its right, title, and interest to the SCT Technology, the Collateral, and the SCT Note together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Elysio hereby accepts the SCT Technology, the Collateral and the SCT Note as payment of Six Hundred Thousand Dollars ($600,000) of the Loaned Funds previously received by NMC from Elysio.

2.0 CONSENT OF SCT TO ASSIGNMENT. SCT hereby consents to the transfer and assignment of the SCT Technology, the Collateral, and the SCT Note from NMC to Elysio and hereby agrees to render all further performance of its obligations as recited in the SCT Note to Elysio and as directed by Elysio.

3.0 EFFECT OF ASSIGNMENT OF RIGHTS. Upon execution of this Agreement, all obligations that NMC may have to Elysio as recited in the Loan Documents shall be fully and irrevocably extinguished except that NMC shall be obligated to repay the sum of Eighty Thousand Dollars ($80,000) of the Loaned Funds plus accrued and unpaid simple interest thereon at the rate of six and fifteen hundredths percent (6.15%) (the "Remaining Note Amount") in accordance with the terms of the promissory note issued by NMC to Elysio and the Loan Documents thereof shown as Exhibit A attached hereto.

4.0  REPRESENTATIONS OF NMC.  NMC warrants and represents that:

     4.1 CORPORATE AUTHORITY. NMC is a duly chartered as a Texas corporation and has the authority under the Texas Corporation Law to enter into this Agreement and the transactions contemplated by this Agreement has been duly approved by NMC's Board of Directors acting in accordance with the Texas Corporation Law.

     4.2 RIGHT TO ASSIGN SCT TECHNOLOGY, THE COLLATERAL & THE SCT NOTE. NMC has a full and unrestricted right to transfer and assign the SCT Technology, the Collateral, and the SCT Note to Elysio as provided by this Agreement and the same are hereby transferred and assigned to Elysio free from any known rights or claims of any third party.

     4.3 NON-CONTRAVENTION & ABSENCE OF BREACH. The execution and delivery of this agreement and NMC's performance of its obligations hereunder, does not contravene or result in the breach of any other agreement, contract, understanding, commitment, oral or written, to which NMC or any subsidiary or affiliate of NMC is a party.

5.0  REPRESENTATIONS OF SCT.  SCT warrants and represents that:

     5.1 CORPORATE AUTHORITY. SCT is duly chartered as a limited liability company chartered in accordance with the laws of Japan and it has the authority under laws of Japan to enter into this Agreement and this Agreement and the transactions contemplated by this Agreement have been duly approved by SCT acting in accordance with its charter, its internal governance provisions, and the laws of Japan.

     5.2 CONSENT TO ASSIGNMENT OF THE SCT TECHNOLOGY, THE COLLATERAL, AND THE SCT NOTE. With respect to this Agreement and all actions contemplated by this Agreement, SCT has secured the consent of each of its members, managers, and all other persons or entities responsible for the governance of SCT or which individually or collectively have the authority to approve or give consent to the transfer and assignment of SCT's assets and the rights held by SCT under all current agreements, contracts, and understandings, both oral and written, to which SCT or any subsidiary or affiliate of SCT is a party.

     5.3 NON-CONTRAVENTION & ABSENCE OF BREACH. The execution and delivery of this Agreement and SCT's performance of its obligations hereunder, does not contravene or result in the breach of any other agreement, contract, understanding, commitment, oral or written, to which SCT or any subsidiary or affiliate of SCT is a party.

6.0  REPRESENTATIONS OF ELYSIO.  Elysio warrants and represents that:

     6.1 CORPORATE AUTHORITY. Elysio is a duly chartered as a Delaware corporation and has the authority under the Delaware General Corporation Law to enter into this Agreement and the transactions contemplated by this Agreement have been duly approved by Elysio's Board of Directors acting in accordance with the Delaware General Corporation Law.

     6.2 NON-CONTRAVENTION & ABSENCE OF BREACH. The execution and delivery of this Agreement and Elysio's performance of its obligations hereunder, does not contravene or result in the breach of any other agreement, contract, understanding, commitment, oral or written, to which Elysio or any subsidiary or affiliate of Elysio is a party.

     6.3 ABSENCE OF PRIOR ASSIGNMENT. Elysio has not, by any prior agreement, contract, instrument, or other oral or written understanding or commitment, assigned or transferred all or any portion of its rights under the Loan Documents to any third party.

7.0  MISCELLANEOUS.

     7.1 FURTHER ASSURANCES & FURTHER OBLIGATIONS OF THE PARTIES. Each of the parties hereto shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.
     NMC agrees that within thirty (30) days from the execution and delivery of this Agreement by all parties hereto, it will deliver to Elysio all documents related to the SCT Technology, the Collateral, and the SCT Note it holds or receives from SCT and Elysio, within thirty (30) days of its receipt of the same, agrees that it will transfer and deliver to NMC the Loan Documents previously executed and delivered by NMC to Elysio. Both NMC and Elysio agree that NMC shall, at the time at which Elysio delivers the Loan Documents to Elysio in accordance with this Section 7.1, execute and deliver to Elysio a promissory note in favor of Elysio in an amount equal to the Remaining Note Amount (as provided by Section 3.0 of this Agreement) with the terms of said promissory note (except for the principal amount stated therein) to be identical to the terms and provisions of the promissory note of the Loan Documents as shown as Exhibit A attached hereto.

     7.2 SUCCESSORS. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the parties to this Agreement.

     7.3 INDEPENDENT COUNSEL. Each of the parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

     7.4 INTEGRATION. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

     7.5 ATTORNEYS FEES. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

     7.6 INTERPRETATION. Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders.

     7.7 CAPTIONS. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

     7.8 SEVERANCE. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

     7.9 COUNTERPARTS & EXHIBITS. This Agreement may be executed in any number of counterparts. Exhibits A and B are hereby incorporated into and are an integral part of this Agreement.

     7.10 EXPENSES ASSOCIATED WITH THIS AGREEMENT. Each of the parties hereto agrees to bear its own costs, attorney's fees and related expenses associated with this Agreement.

     7.11 ARBITRATION. Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in Vancouver, British Columbia. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 7.5 Above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. the decision of the arbitrator shall be binding upon the parties and judgement in accordance with that decision may be entered in any court having jurisdiction thereof. This Agreement shall be governed by Delaware law as if this Agreement were fully executed and delivered solely within the State of Delaware and all performances by each party were rendered solely within the State of Delaware.

     7.12 POWER TO BIND. A responsible officer of SCT, NMC, and Elysio has each read and understands the contents of this Agreement and each person executing this Agreement for or on behalf of SCT, NMC, and Elysio, respectively, is empowered and duly authorized to execute this Agreement on behalf of the party so represented.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


FOR NMC:                               FOR  ELYSIO:



By:  ______________________            By:  _________________________
     Nora Coccaro, President                Altaf Nazerali, President



FOR SCT:



By:  _______________________
     Katzumi Sato, President



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                                   EXHIBIT A

                                LOAN DOCUMENTS


     Attached hereto is an executed copy of the Loan Documents (the Loan Agreement, Security Agreement, and the Promissory Note) between NMC and Elysio.




                                   EXHIBIT  B

                   UNDERSTANDINGS, COLLATERAL, AND SCT NOTE


     Attached hereto is an executed copy of the Understandings, the Collateral, and the SCT Note between NMC and SCT.



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